EXECUTION COUNTERPART

                   FIRST AMENDMENT TO MASTER AGREEMENT

     THIS FIRST AMENDMENT TO MASTER AGREEMENT (this "Amendment") dated as of March 4, 1998, by and among RUBY TUESDAY, INC., a Georgia corporation ("Lessee"); ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership (the "Lessor"), AMSOUTH BANK OF ALABAMA, an Alabama banking corporation ("Amsouth"), BARNETT BANK, N.A., a national banking association ("Barnett"), FIRST AMERICAN NATIONAL BANK, a national banking association ("First American"), WACHOVIA BANK OF GEORGIA, N.A., a national banking association ("Wachovia"), HIBERNIA NATIONAL BANK, a national banking association ("Hibernia"), FIRST TENNESSEE BANK, a Tennessee banking corporation ("First Tennessee") and SUNTRUST BANK, ATLANTA, a Georgia banking corporation ("SunTrust"; Amsouth, Barnett, First American, Wachovia, SunTrust, Hibernia and First Tennessee, together with any other financial institution that becomes a party hereto as a lender, collectively referred to as "Lenders" and individually as a "Lender"), and SUNTRUST BANK, ATLANTA, a Georgia banking corporation, as agent for the Lenders (in such capacity, the "Agent").

                          W I T N E S S E T H:

     WHEREAS, in order to complete certain transactions whereby the Lessee leases land from the Lessor and the Lessor finances Lessee's construction of buildings thereon, the Lessee, the Lessor, the Lenders and the Agent entered into that certain Master Agreement, dated as of May 30, 1997 (as amended or modified, the "Master Agreement");

     WHEREAS, the Lessee has requested, and the Lessor, the Lenders and the Agent have agreed to enter into certain amendments to the Master Agreement;

     WHEREAS, the Lessee, Lessor, the Lenders and the Agent wish to enter into this Amendment to set forth their understandings regarding the amendments.

     NOW, THEREFORE, for and in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     SECTION I. Definitions. All terms used herein without definition shall have the meanings set forth for such terms in the Master Agreement.

     SECTION II.  Amendments.

          1.  Amendment to Section 5.1 of the Master Agreement.  Section
5.1 of the Master Agreement is hereby amended by deleting Section
5.1(h)(iii) thereof and substituting the following in lieu thereof:


            "(iii) Consolidated Net Worth. Maintain at all times Consolidated Net Worth in an amount not less than the sum of (i)
$180,000,000, plus (ii) an amount equal to 100% of the Net Proceeds of all issuances of stock, warrants, Subordinated Debt, or other equity of the Lessee issued following the date hereof."

          2.  Amendment to Section 5.2 of the Master Agreement.  Section
5.2 of the Master Agreement is hereby amended by deleting Section 5.2(c) thereof and substituting the following in lieu thereof:

            "(c) Mergers, Sales, Etc. (A) Merge or consolidate with any other Person, except that this Section 5.2(c) shall not apply to (i) any merger or consolidation of Lessee with any other Person provided that the Lessee is the surviving corporation after such merger or consolidation,
(ii) any merger or consolidation of any of the Lessee's Subsidiaries with any other Person provided that any such Subsidiary shall be the surviving corporation after such merger or consolidation or (iii) any merger between Subsidiaries of Lessee, and (B) sell, lease, transfer or otherwise dispose of its accounts, property or other assets (including capital stock of any Subsidiary of Lessee), except that this Section 5.2(c) shall not apply to (i) any sale, lease, transfer or other disposition of assets of any Subsidiary of the Lessee to the Lessee or any of its Material Subsidiaries, (ii) sales of inventory in the ordinary course of business of the Lessee and its Subsidiaries, (iii) disposition of equipment or inventory determined in good faith to be obsolete or unusable by the Lessee or its Subsidiaries, or (iv) any other sale of the Lessee's assets during the Lease Term (excluding the sale of any assets pertaining to Mozzarella's or Tia's units or any Ruby Tuesday's units pursuant to the Lessee's Franchise Partner Program) with an aggregate book value, when aggregated with all other such sales since May 30, 1997, not exceeding 7.5% of the aggregate book value of all of the Lessee's assets on the date of such transfer; provided, however, that no transaction pursuant to clause (A), clause (B)(i) or clause B(iv) above shall be permitted if a Potential Event of Default or Event of Default exists at the time of such transaction or would exist as a result of such transaction."

          3. Amendments to Appendix A of the Master Agreement. Appendix A of the Master Agreement is hereby amended by adding the following new definitions to such Appendix A in alphabetical order:

            "Franchise Partner Program" shall mean the optional financing and business structuring program offered by the Sponsor to a limited number of qualified restaurant operators, such operators to be determined by the Sponsor in its sole discretion, which provides such restaurant operators a business structure for organizing, owning and funding the establishment and operation of at least 8 to 10 restaurants doing business under operating concepts owned by Sponsor.

            "Mozzarella's" shall mean "Mozzarella's American Cafes," an operating concept of the Sponsor.

            "Ruby Tuesday" shall mean "Ruby Tuesday," an operating concept of Sponsor.

            "Tia's" shall mean "Tia's Mexican Restaurants," an operating concept of Tias, Inc., a Texas corporation, a wholly owned subsidiary of Sponsor.

     SECTION III. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written (the "Effective Date") when this Amendment shall have been executed and delivered by Lessee and the Required Lenders to the Agent.

     SECTION IV. Representations and Warranties of Lessee. Lessee, without limiting the representations and warranties provided in the Master Agreement, represents and warrants to the Lenders and the Agent as follows:

          (a) The execution, delivery and performance by Lessee of this Amendment are within Lessee's corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles of incorporation or by-laws of Lessee or any indenture, agreement or other instrument to which Lessee is a party or by which Lessee or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

          (b) This Amendment constitutes the legal, valid and binding obligations of Lessee, enforceable against Lessee in accordance with their respective terms.

          (c) No Potential Event of Default or Event of Default has occurred and is continuing as of the Effective Date.

     SECTION V. Survival. Each of the foregoing representations and warranties and each of the representations and warranties made in the Master Agreement shall be made at and as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of Lessee under the Master Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made. Each of the representations and warranties made under the Master Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Amendment or any investigation by the Lenders or the Agent.

     SECTION VI. No Waiver, Etc. Lessee hereby agrees that nothing herein shall constitute a waiver by the Lenders of any Event of Default, whether known or unknown, which may exist under the Master Agreement. Lessee hereby further agrees that no action, inaction or agreement by the Lenders, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Master Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Master Agreement or any portion thereof, or any other matter relating to the Master Agreement, shall require or imply any future indulgence, waiver, or agreement by the Lenders. In addition, Lessee acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against any Lender with regard to any of the obligations due under the terms of the Master Agreement as of the date of this Amendment.

     SECTION VII. Ratification of Master Agreement. Except as expressly amended herein, all terms, covenants and conditions of the Master Agreement and the other Operative Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Master Agreement as amended herein. All future references to the Master Agreement shall be deemed to refer to the Master Agreement as amended hereby.

     SECTION VIII. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

     SECTION IX. Costs, Expenses and Taxes. Lessee agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and thereunder. In addition, Lessee shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     SECTION X. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

     SECTION XI. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

     SECTION XII. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.


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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their authorized officers as of the date first above written.

RUBY TUESDAY, INC., as Lessee

By: /s/ J. Russell Mothershed
Title: C.F.O

Attest: /s/ Pfilip G. Hunt
Secretary

[CORPORATE SEAL]

ATLANTIC FINANCIAL GROUP, LTD., as Lessor

By:
Title:

Attest:
Secretary

SUNTRUST BANK, ATLANTA, as Agent

By:
Title:

By:
Title:

SUNTRUST BANK, ATLANTA, as a Lender

By:
Title:

By:
Title:

AMSOUTH BANK OF ALABAMA, as a Lender

By:
Title:

FIRST AMERICAN NATIONAL BANK, as a Lender

By:
Title:

WACHOVIA BANK, N.A., as a Lender

By:
Title:

BARNETT BANK, N.A., as a Lender

By:
Title:

HIBERNIA NATIONAL BANK, as a Lender

By:
Title:

FIRST TENNESSEE BANK, as a Lender

By:
Title: